INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION

7/1/2026 - 7/1/2027

Premium for $44M bond coverage limit ($54,574 + $33,862)	88,436.00
Allocation: 13% VP Distributors	11,496.68
12% Virtus Fund Services	10,612.32
26% Investment Advisors	22,993.36	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	884.36
48% Mutual Funds	42,449.28	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2026	% of (48%) Total	Total Allocated Premium
Virtus Alternative Solutions Trust	1,063,390,122.40	0.017063	724.31
Virtus Asset Trust	5,073,331,601.25	0.081406	3,455.61
Virtus Equity Trust	7,898,280,722.24	0.126734	5,379.78
Virtus Event Opportunities Trust	231,128,486.75	0.003709	157.43
Virtus Investment Trust	11,539,466,251.41	0.185160	7,859.91
Virtus Opportunities Trust	10,073,366,700.86	0.161635	6,861.30
Virtus Strategy Trust	3,168,070,357.69	0.050834	2,157.88
Virtus Variable Insurance Trust	769,206,136.76	0.012343	523.93
The Merger Fund ®	2,705,558,322.05	0.043413	1,842.85
The Merger Fund ® VL	25,549,961.16	0.000410	17.40
Virtus Managed Account Completion Shares (MACS) Trust	131,691,746.58	0.002113	89.70
DNP Select Income Fund, Inc. (DNP)	4,935,442,354.30	0.079193	3,361.69
DTF Tax Free Income, Inc. (DTF)	88,068,412.42	0.001413	59.99
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	751,861,343.50	0.012064	512.12
Virtus Global Multi-Sector Income Fund (VGI)	130,971,072.48	0.002102	89.21
Virtus Total Return Fund Inc. (ZTR)	542,249,943.17	0.008701	369.34
ETFis Series Trust I	4,997,567,331.85	0.080190	3,404.01
Virtus ETF Series Trust II	879,119,472.56	0.014106	598.80
Virtus Artificial Intelligence & Technology Opportunities Fund (AIO)	1,196,279,517.60	0.019195	814.83
Virtus Convertible & Income Fund (NCV)	642,209,760.31	0.010305	437.43
Virtus Convertible & Income Fund II (NCZ)	494,712,720.38	0.007938	336.97
Virtus Diversified Income & Convertible Fund (ACV)	407,147,792.58	0.006533	277.32
Virtus Equity & Convertible Income Fund (NIE)	834,457,562.66	0.013390	568.38
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,521,471,670.43	0.024413	1,036.32
Virtus Stone Harbor Emerging Markets Income Fund (EDF)	163,521,610.61	0.002624	111.38
Keystone Private Income Fund	2,057,447,827.00	0.033013	1,401.40

Total	62,321,568,801.00	100.00%	42,449.28

INVESTMENT ADVISER	Gross Assets by Adviser as of 6-30-2026	% of (26%) Total	Allocated Premium
AlphaSimplex Group LLC / AlphaSimplex GP, LLC (Virtus Alternative Investment Advisers, LLC)	1,050,678,393.20	0.016859	387.64
Ceredex Value Advisors LLC	1,732,109,124.43	0.027793	639.06
Duff & Phelps Investment Management Co.	7,855,735,083.19	0.126052	2,898.35
Kayne Anderson Rudnick Investment Management, LLC	9,953,249,814.18	0.159708	3,672.22
Keystone Private Income Fund	2,057,447,827.00	0.033013	759.09
Newfleet Asset Management, a division of Virtus Fixed Income Advisers, LLC	8,678,047,126.98	0.139246	3,201.74
NFJ Investment Group, LLC	2,786,714,494.68	0.044715	1,028.15
Seix Investment Advisors, a division of Virtus Fixed Income Advisers, LLC	2,600,505,166.70	0.041727	959.45
Silvant Capital Management LLC	2,748,639,485.94	0.044104	1,014.10
Stone Harbor Investment Partners, a division of Virtus Fixed Income Advisers, LLC	593,707,662.91	0.009527	219.05
Sustainable Growth Advisers, LP	894,667,546.70	0.014356	330.08
Virtus Investment Advisers, LLC	17,758,298,951.39	0.284946	6,551.87
Virtus Multi-Asset, a division of Virtus Advisers, Inc.	155,329,294.94	0.002492	57.31
Virtus Systematic, a division of Virtus Advisers, Inc.	494,202,058.79	0.007930	182.33
Westchester Capital Management, LLC / Westchester Capital Partners, LLC	2,962,236,769.96	0.047531	1,092.91

Total	62,321,568,801.00	100.00%	22,993.36